EXHIBIT 99.1
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[GRAPHIC OMITTED -- LOGO]
        THE
        PENN
        TRAFFIC
        COMPANY                                                October 2, 2006


Mr. Robert Panasuk
14 Coe Farm Road
Montebello, New York 10902

Dear Bob.

         On behalf of Robert Kelly, Chairman of the Board of Directors, we are pleased to offer you the position of SVP-Co-Chief Operating Officer. Your employment will commence on Wednesday, October 4, 2006. Your responsibilities include Store Operations, Human Resources, Finance, Construction & Maintenance, Legal and Real Estate. While this letter is not a contractual agreement, it does contain the major elements of our offer to you.

         1. SALARY. Your starting salary will be $375,000.00 per year, with a performance and salary review within six months of employment.

         2. SIGN-ON BONUS. $100,000.00 "grossed up," payable in 3 installments. First payment of 50% upon date you start work in Syracuse, 25% after 3 months, and the final payment after 6 months.

         3. MANAGEMENT PERFORMANCE INCENTIVE PROGRAM (BONUS). 45% of base at 100 % of Plan, and increasing to 90% incrementally by exceeding the plan.

         4. RELOCATION PLAN. Enhanced Executive Relocation Plan, "grossed up." In lieu of company car, Penn Traffic will provide $15,000
"grossed up" to you after 60 days of employment. Company will pay for temporary housing not to exceed $3,000 per month and reasonable travel home expenses for six months with employee's option to continue for an additional three months unless Montebello home is sold.

         5.       BENEFITS:

         MEDICAL, DENTAL, VISION AND PRESCRIPTION DRUG COVERAGE: Effective on date of hire.

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         TERM LIFE (CO. PAID)*:  After 31 days of continuous service.  Company paid, 1 1/2 times salary.

         SUPPLEMENTAL LIFE*: After 31 days of continuous service, Employee paid 1x or 2x or 3x Salary. (Max. $650,000).

         SHORT TERM DISABILITY: Effective on date of hire: Weeks 1 through 17, 100% of salary. For weeks 18-26, NYS Statutory benefits.

         LONG TERM DISABILITY: Effective on date of hire following 120 days of disability, $5,000/mo. max. (Company paid).

         *The combined maximum for Basic and Supplemental Life is $650,000.

         6.       VACATION. Four weeks paid vacation each year.

         7. 401(K) PLAN. Effective after 6-months of employment. Subject to the limits required by law and the Plan, (a) may defer from 1-25% of salary, taxed deferred, (b) Company to match 50% of first 3% of employee deferral after 1 year of employment. In addition, company to contribute 3% of your earned total compensation after 1 year of service and 1,000 hours and must be on payroll on last day of year.

         8.       PENN TRAFFIC HOLIDAYS. Per Company Plan, currently six (6).

         9.       5% EMPLOYEE DISCOUNT.

         10.      SEVERANCE PLAN. 52 weeks of Severance.

         11.      CHANGE OF CONTROL. See attached document.

         12. STOCK. You will participate in the company plan and receive stock commensurate with your position at the time when the plan is executed for the management team.

         It is important to reiterate that this letter is an offer of employment, and in no way should be construed to be an employment contract for definite term. Employment at The Penn Traffic Company is at-will, subject to termination by the Company or you at any time.

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         We look forward to you joining the Penn Traffic team. If you have any questions regarding this offer letter or the position, please contact me directly.

                                            Sincerely,


                                            By:  /s/ Donald R. Bregande
                                                -------------------------------
                                                Donald R. Bregande
                                                Vice President, Human Resources
                                                The Penn Traffic Company


cc: Robert Kelly

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Mr. Bob Panasuk:

        As agreement with the terms of this letter, please sign one copy of this letter and retain the second copy for your files. Please return to my attention by 3 PM today, Monday, October 2, 2006.

        I, Robert R. Panasuk accept this offer on this 2nd day of October, 2006.
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             (Please print)



            /s/ Bob Panasuk
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               (Signature)